Exhibit 10.4

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of May 4, 2004 is among HORIZON HEALTH CORPORATION, a Delaware Corporation (the “Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a Texas Corporation (the “Borrower”), each of the banks or other lending institutions party hereto, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, who was the successor in interest by merger to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association), as the agent (the “Agent”).

RECITALS:

A. The Parent, the Borrower, the Agent, and certain banks and other lending institutions have entered into that certain Second Amended and Restated Credit Agreement dated as of May 23, 2002 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of September 25, 2002, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of October 4, 2002, that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of April 4, 2003, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of August 29, 2003, that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of February 10, 2004, that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of April 19, 2004, and as the same may hereafter be further amended or otherwise modified, herein the “Agreement”).

B. The Parent and the Borrower have requested that the Agent and the Banks consent to the purchase of certain of * assets by an Obligated Party or a Subsidiary of the Parent’s who will become an Obligated Party (the “ Purchaser”) pursuant to an Asset Purchase Agreement between the              Purchaser and              (the “Asset Purchase Agreement”). In connection with the transactions contemplated by the Asset Purchase Agreement, if the                      Purchaser is not an Obligated Party at the time of such purchase then the                      Purchaser will enter into a Subsidiary Joinder Agreement joining into the Subsidiary Security Agreement and the Guaranty as a debtor and guarantor, respectively, under the Agreement.

C. The Borrower has requested that the Revolving Commitments be increased by an aggregate amount equal to $30,000,000. Pursuant to the terms of this Amendment, KeyBank National Association has agreed to be added as a “Bank” under the Agreement with a Revolving Commitment, after giving effect to this Amendment, of $20,000,000.

D. In connection with the Borrower’s request for an increase in the Revolving Commitments, the Parent and the Borrower have requested that the Agent and the Banks amend certain provisions of the Agreement. Subject to satisfaction of the conditions set forth herein, the Agent and the Banks party hereto are willing to amend the Agreement as herein set forth

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

*	Name of entity deleted for confidentiality purposes

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Amendment to Section 1.1 - Definitions. Section 1.1 of the Agreement is amended as follows:

(a) to add each of the following definitions, in alphabetical order, thereto:

“ Purchaser” means the Obligated Party, or the Subsidiary of the Parent who will become an Obligated Party, which purchases certain of                      assets pursuant to an Asset Purchase Agreement between the                      Purchaser and                     .

“Increased Commitment Supplement” means a supplement to this Agreement substantially in the form attached hereto as Exhibit D, executed and delivered by Borrower, Agent and one or more of the Banks and/or any New Banks, which sets forth the increase in the Revolving Commitment of each Bank party thereto, and to the extent that there are New Banks, the agreement of each such New Bank to become a Bank party to and bound by this Agreement and the other Loan Documents.

(b) to amend each of the following definitions in its entirety to read as follows:

“Revolving Commitment” means, as to each Bank, the obligation of such Bank to make advances of funds and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Bank’s Revolving Exposure hereunder, as such commitment may be reduced, increased or terminated pursuant to Sections 2.6, 5.4(b), or 12.2. The amount of each Bank’s Revolving Commitment is set forth opposite the name of such Bank on Schedule 1.1(a) hereto under the heading “Revolving Commitment” or in the most recent Assignment and Acceptance or Increased Commitment Supplement executed by such Bank pursuant to which such Bank shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments of all Banks as of May 4, 2004 is equal to Ninety Million Dollars ($90,000,000).

“Revolving Termination Date” means May 31, 2006 or such earlier date on which the Revolving Commitments terminate as provided in this Agreement.

“Termination Date” means May 31, 2008.

(c) to delete the definition of “Set Facility Amount.”

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Section 2.2. Amendment to Section 2.3 – Repayment of Loans. Section 2.3 of the Agreement is amended in its entirety to read as follows:

Section 2.3 Repayment of Loans. Borrower shall pay to Agent for the account of the Banks the Loans which are outstanding on June 1, 2006 (the amount of such Loans herein on such date the “Term Loan Amount”) in eight (8) principal installments as follows: (a) seven (7) installments each in the principal amount equal to ten percent (10%) of the Term Loan Amount, each due and payable on each Quarterly Payment Date, beginning on August 31, 2006 through February 28, 2008; and thereafter (b) one final installment in the aggregate amount equal to the Loans outstanding as of the Termination Date, due and payable on the Termination Date.

Section 2.3. Amendment to Section 2.6(b) – Increase of Revolving Commitments. Section 2.6(b) of the Agreement is amended in its entirety to read as follows:

(b) Increase of Revolving Commitments. From and including May 4, 2004 to but excluding May 31, 2005, Borrower may increase the aggregate amount of the Revolving Commitments by an aggregate amount: (i) equal to any integral multiple of Five Million Dollars ($5,000,000) and not less than Five Million Dollars ($5,000,000) and (ii) not to exceed the sum of Thirty Million Dollars ($30,000,000); provided, that (i) no Default shall have occurred and be continuing on the effective date of the increase; (ii) the Revolving Commitments shall not have been reduced under this Section 2.6 (but may have been reduced pursuant to Section 5.4(b)(ii)), nor shall Borrower have given notice of any such reduction under Section 2.6(a), (iii) the Revolving Commitments shall not previously have been increased pursuant to this Section 2.6(b) on more than four (4) occasions, and (iv) no Bank shall have any obligation to increase its Revolving Commitment unless it is a party to an Increased Commitment Supplement. The increase in the Revolving Commitments under this Section 2.6(b) may be accomplished by one or more of the Banks increasing their respective Revolving Commitments or by one or more Persons being added as “Banks” hereunder (each a “New Bank”) or by a combination of the foregoing; provided, that the Revolving Commitment of each New Bank shall be at least Five Million Dollars ($5,000,000) and the maximum number of New Banks shall be four (4). Provided that no Default exists at such time or after giving effect to the increase, an increase in the Revolving Commitments made in accordance with this Section 2.6(b) shall become effective on the date Agent receives a properly completed Increased Commitment Supplement executed by Borrower and the Banks willing to increase their respective Revolving Commitments and the New Banks (if any). Agent shall promptly execute any Increased Commitment Supplement so delivered in accordance with this Section 2.6(b) and deliver a copy thereof to the other Banks. If all existing Banks shall not have provided their pro rata portion of the requested increase, then after giving effect to the requested increase the outstanding Loans may not be held pro rata in accordance with the new Revolving Commitments. To remedy the foregoing, upon the effective date of the Increased Commitment Supplement, the Banks shall make advances among themselves (either directly or through the Agent) so that after giving effect thereto the Loans will be held by the Banks, pro rata in accordance with the Commitment Percentages. Any advances made under this Section 2.6(b) by a Bank shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks who shall receive such advances. The Revolving Commitments of the Banks who do not agree to increase their Revolving Commitments can not be reduced or otherwise changed pursuant to this Section 2.6(b).

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Section 2.4. Amendment to Section 2.6(c) – Mandatory Reductions of Revolving Commitments. Section 2.6(c) of the Agreement is amended in its entirety to read “Reserved.”

Section 2.5. Amendment to Section 2.7 – Letters of Credit. Clause (b) of Section 2.7 of the Agreement is amended by replacing the dollar amount “Seven Million Dollars ($7,000,000)” with the dollar amount “Fifteen Million Dollars ($15,000,000)” in the last sentence of such clause (b).

Section 2.6. Amendment to Section 4.2 – Determination of Margins. Section 4.2 of the Agreement is amended in its entirety to read as follows:

Section 4.2 Determinations of Margins. The margins identified in Section 4.1 shall be defined and determined as follows:

(a) “Base Margin” shall mean (i) during the period commencing on May 4, 2004 and ending on but not including the first Adjustment Date (as defined below), one and one quarter percent (1.25%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a “Calculation Period”), the percent per annum set forth in the table below in this Section 4.2 under the heading “Base Margin” opposite the Indebtedness to Adjusted EBITDA Ratio which corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

(b) “Eurodollar Rate Margin” shall mean (i) during the period commencing on May 4, 2004 and ending on but not including the first Adjustment Date, two and three quarters percent (2.75%) per annum and (ii) during each Calculation Period, for Eurodollar Accounts (A) with Interest Periods equal to one, two, three or sixth months, the percent per annum set forth in the table below under the heading Eurodollar Rate Margin equal to 1, 2, 3 or 6 months and (B) with Interest Periods equal to twelve months, the percent per annum set forth in the table below under the heading Eurodollar Rate Margin equal to 12 months opposite the Indebtedness to Adjusted EBITDA Ratio which corresponds to the Indebtedness to Adjusted EBITDA Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

Indebtedness to Adjusted EBITDA Ratio	Eurodollar Rate Margin for Interest Periods equal to 1, 2, 3 or 6 months	Eurodollar Rate Margin for Interest Periods equal to 12 months	Base Margin
Greater than or equal to 2.50 to 1.00	3.00%	3.125%	1.50%
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	2.75%	2.875%	1.25%
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	2.50%	2.625%	1.00%
Greater than or equal to 1.00 but less than 1.50 to 1.00	2.25%	2.375%	0.75%
Less than 1.00 to 1.00	2.00%	2.125%	0.50%

Upon delivery of the Compliance Certificate pursuant to subsection 9.1(c) in connection with the financial statements of Parent and the Subsidiaries required to be delivered pursuant to Section 9.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered with respect to the Fiscal Quarter ending on

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May 31, 2004, the Base Margin and the Eurodollar Rate Margins (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted in accordance with the Indebtedness to Adjusted EBITDA Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by Agent of the related Compliance Certificate pursuant to Section 9.1(c) (each such Business Day when such margins change pursuant to this sentence or the next following sentence, herein an “Adjustment Date”). If Parent fails to deliver such Compliance Certificate which so sets forth the Indebtedness to Adjusted EBITDA Ratio within the period of time required by subsection 9.1(c): (i) the Base Margin shall automatically be adjusted to one and one half percent (1.50%) per annum; (ii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) applicable to Eurodollar Accounts with Interest Periods equal to one, two, three or six months shall automatically be adjusted to three percent (3.00%) per annum; and (iii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) applicable to Eurodollar Accounts with Interest Periods equal to twelve months shall automatically be adjusted to three and one eighth percent (3.125%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which Parent was required to deliver the applicable Compliance Certificate in accordance with Section 9.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

Section 2.7. Amendment to Section 8.6 – Rights in Properties; Liens. Section 8.6 of the Agreement is amended in its entirety to read as follows:

Section 8.6 Rights in Properties; Liens. Parent and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the February 29, 2004 financial statements furnished to the Agent and each Bank pursuant to Section 9.1 and in their respective Mortgaged Properties described on Schedule 8.6, and none of the properties, assets, or leasehold interests of Parent or any Subsidiary is subject to any Lien, except as of May 4, 2004, as reflected on Schedule 10.2 and, at all times after May 4, 2004, as permitted by Section 10.2. Schedule 8.6 sets forth the address of each parcel of real property that is owned by the Parent or any of its Subsidiaries.

Section 2.8. Amendment to Section 8.9 – Debt. Section 8.9 of the Agreement is amended in its entirety to read as follows:

Section 8.9 Debt. Parent and the Subsidiaries have no Debt, except, as of May 4, 2004, Debt to Agent and the Banks pursuant to the Loan Documents and the Debt described on Schedule 10.1 and, at all times after May 4, 2004, as permitted by Section 10.1.

Section 2.9. Amendment to Section 8.14 – Subsidiaries. Section 8.14 of the Agreement is amended in its entirety to read as follows:

Section 8.14 Subsidiaries. As of May 4, 2004, Parent has no Subsidiaries other than those listed on Schedule 8.14 hereto. Schedule 8.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of Parent’s or a Subsidiary’s ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and, the authorized, issued, and outstanding capital stock (or other equity interests) of each such Subsidiary. All of the outstanding capital stock (or other equity interests) of each Subsidiary listed on

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Schedule 8.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as disclosed on Schedule 8.14. All of the outstanding capital stock (or other equity interests) of the Borrower, each of the Obligated Parties (other than the Parent) and each of the Restricted Group Members has been pledged to the Agent. Borrower and all of the Obligated Parties are parties to either the Subsidiary Security Agreement or the Parent Security Agreement and the Guaranty.

Section 2.10. Amendment to Section 10.4 – Restrictions on Dividends and other Distributions. Clauses (iii) and (iv) of Section 10.4(c) of the Agreement are amended in their respective entireties to read as set forth in clauses (iii) and (iv) below:

(iii) Parent may redeem or repurchase shares of its stock issued to employees and directors; provided that (A) no Default exists or would result therefrom and (B) the aggregate amount paid by Parent in connection with such redemptions and repurchases during the Fiscal Year ending August 31, 2004 does not exceed Two Million Dollars ($2,000,000) and during any Fiscal Year thereafter does not exceed One Million Dollars ($1,000,000) (for the purposes of this Section 10.4(iii), stock conveyed, transferred or surrendered in connection with the exercise of stock options shall not be considered redeemed or repurchased to the extent no cash consideration is paid to employees or directors in connection with such exercise); and (iv) during the period from August 29, 2003 through the Revolving Termination Date, Parent may repurchase shares of its stock on the open market or through privately negotiated transactions (in addition to those purchased under clause (iii) of this Section 10.4); provided that (A) no Default exists or would result therefrom, (B) the aggregate amount paid by Parent for such repurchases completed during such period does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), (C) as of the date of any such repurchase, the ratio of pro forma Indebtedness outstanding as of the date of any such repurchase (after giving effect to any borrowings made in connection therewith to fund the purchase thereof) to the Adjusted EBITDA for the most recently completed four (4) Fiscal Quarter period as of the date of such repurchase, does not exceed 1.50 to 1.00, and (D) as of the date of any such repurchase that is in an amount greater than $100,000 and, in any event, within fifteen (15) days after the end of each month ending during the period from August 29, 2003 through the Revolving Termination Date, Parent delivers to Agent a certificate completed and executed by the chief executive or chief financial officer of Parent setting forth in reasonable detail the calculations required to establish compliance with clauses (B) and (C) of this clause (iv) and stating that no Default exists or would result from any such repurchase or, if applicable, existed during such month.

Section 2.11. Amendment to Section 10.5 – Bank Approval. Clauses (ii) and (iii) of Section 10.5(a) of the Agreement are amended in their respective entireties to read as set forth in clauses (ii) and (iii) below:

(ii) Bank Approval. Parent shall have obtained the prior written consent of the Required Banks if: (A) the Purchase Price for the acquisition is greater than Fifteen Million Dollars ($15,000,000); (B) after giving effect to such acquisition, the aggregate Purchase Price of all Permitted Acquisitions (excluding the acquisition by HHC Poplar of Poplar Springs Hospital and certain other assets of PSH Acquisition Corporation and the acquisition by the                      of certain assets of                      that have occurred during the four (4) consecutive Fiscal Quarters then most recently ended exceeds Forty Five Million Dollars ($45,000,000); (C) the ratio of Indebtedness

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outstanding as of the date of determination (which shall not be more than thirty (30) days prior to the acquisition date) to Adjusted EBITDA (as defined in Section 11.4) for the most recent four (4) Fiscal Quarter period then ended as of such date would exceed 2.25 to 1.00, calculated on a pro forma basis as if the acquisition had occurred as of the first day of such four (4) Fiscal Quarters and including in the ratio calculation any Debt incurred or assumed in connection therewith as if the Target were a “Prior Target” for purposes of Calculating Adjusted EBITDA; or (D) the Parent and the Borrower are not yet subject to clause(c) of Section 11.4; provided, however, no such prior written consent of the Required Banks shall be required in connection with the acquisition by HHC Poplar of Poplar Springs Hospital and certain other assets of PSH Acquisition Corporation and the acquisition by the                      of certain assets of                     . As used above, the phrase “Purchase Price” means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, non-compete, consulting or post-closing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Parent issued to the seller which shall not be part of the Purchase Price for purposes of this clause (ii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the Target or the seller assumed or acquired in connection with such acquisition.

(iii) Delivery and Notice Requirements. Parent shall provide to Agent, fifteen (15) days prior to the consummation of the acquisition, the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Parent has available, (C) such other documentation and information relating to the Target and the acquisition as Agent may reasonably request, including, without limitation, for the acquisition by (1) HHC Poplar of the Poplar Springs Hospital and certain other assets of PSH Acquisition Corporation a certification by HHC Poplar three (3) days prior to the consummation of the acquisition that there has been no material adverse change in the financial condition of Poplar Springs Hospital and PSH Acquisition Corporation from the financial condition reflected in the financial statements delivered to Agent in accordance with Section 10.5(a)(iii)(B) and (2) including, without limitation, for the acquisition by the                      of certain assets of                      a certification by the                      Purchaser three (3) days prior to the consummation of the acquisition that there has been no material adverse change in the financial condition of                    . from the financial condition reflected in the financial statements delivered to Agent in accordance with Section 10.5(a)(iii)(B), and (D) evidence certified by the chief executive or chief financial officer of Parent that Parent shall be in compliance with the covenants contained in Article XI on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period). Within sixty (60) days of such acquisition the obligations under subsections 9.10(b) and (c) shall be fulfilled.

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Section 2.12. Amendment to Section 10.8 – Disposition of Assets. Section 10.8 of the Agreement is amended by (a) designating clause (d) to be clause (e) and (b) inserting a new clause (d) immediately following clause (c) which shall read in its entirety as follows:

(d) if no Default exists or would result therefrom, the sale, lease, assignment, transfer or other disposition of assets to an Obligated Party, provided that the obligations under Section 9.10 are fulfilled;

Section 2.13. Amendment to Section 11.2 – Indebtedness to Capitalization. The first sentence of Section 11.3 of the Agreement is amended in its entirety to read as follows:

Parent will not permit the ratio of Indebtedness to Capitalization at any time (a) during the period beginning on May 4, 2004 and continuing through and including November 30, 2004, to exceed .55 to 1.00 and (b) during the period beginning on December 1, 2004 and continuing thereafter, to exceed .50 to 1.00.

Section 2.14. Amendment to Section 11.3 – Fixed Charge Coverage. The definition of “Fixed Charges” set forth in Section 11.3 of the Agreement is amended in its entirety to read as follows:

“Fixed Charges” means, as of any date of determination, the total of the following for Parent and the Subsidiaries calculated on a consolidated basis without duplication but excluding any of the foregoing of any Prior Target for any period prior to the date of such acquisition: (a) cash interest expense (including the interest portion of Capital Lease Obligations) for the four (4) Fiscal Quarter period then ending; plus (b) as of each date of determination: (i) prior to the Revolving Termination Date, the lesser of (A) one-fifth (1/5) of the Parent’s and the Subsidiaries’ outstanding balance of the Loans and (B) Seven Million Five Hundred Thousand Dollars ($7,500,000) and (ii) on and after the Revolving Termination Date, the current maturities of long term debt reflected on the Parent’s consolidated balance sheet, excluding at all times two-thirds (2/3) of the amount of the final principal installment due on the Termination Date pursuant to Section 2.3 (b); plus (c) Capital Expenditures made during the four (4) Fiscal Quarter period then ending; plus (d) payments made during the four (4) Fiscal Quarter period then ending pursuant to any Capital Lease Obligations (excluding the interest portion thereof to the extent included under clause (a) above).

Section 2.15. Amendment to Section 11.4 – Indebtedness to Adjusted EBITDA. Section 11.4 of the Agreement is amended in its entirety to read as follows:

Section 11.4 Indebtedness to Adjusted EBITDA. As of the last day of each Fiscal Quarter, Parent shall not permit the ratio of Indebtedness outstanding as of such day to Adjusted EBITDA: (a) for the four (4) Fiscal Quarter period ended on May 31, 2004, August 31, 2004, and November 30, 2004, to exceed 3.00 to 1.00, (b) for the four (4) Fiscal Quarter period ended February 28, 2005 and May 31, 2005, to exceed 2.75 to 1.00, and (c) for each four (4) Fiscal Quarter period ended after May 31, 2005, to exceed 2.50 to 1.00; provided, however, at any time on or before May 31, 2005, Parent and Borrower may provide Agent written notice of Parent’s and Borrower’s election to comply with clause(c) of this sentence beginning as of the last day of the Fiscal Quarter indicated in such notice and for each four (4) Fiscal Quarter period ended thereafter. If Parent and Borrower elect to begin compliance with clause(c) of the previous sentence prior to August 31, 2005, then without any further amendment or other modification to the Loan Documents, as of the last day of the Fiscal Quarter indicated in the notice and as

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of the last day of each Fiscal Quarter thereafter, Parent shall not permit the ratio of Indebtedness outstanding as of such day to the Adjusted EBITDA for the four (4) Fiscal Quarter period then ended to exceed 2.50 to 1.00. As used in this Section 11.4, the following terms have the following meanings:

“Adjusted EBITDA” means, for any period (the “Subject Period”), the total of the following calculated without duplication for such period: (a) Parent’s EBITDA (as defined in Section 11.3); plus (b) the aggregate amount of the non-cash losses which have not already been excluded in determining Consolidated Net Income and which are attributable to the impairment of Parent’s goodwill incurred and reported by Parent on its financial statements which have resulted from Parent’s compliance with statement number 142 of the Financial Accounting Standards Board, plus (c) on a pro forma basis, the pro forma EBITDA of each Prior Target or, as applicable, the EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets; provided that, (i) the EBITDA for a Prior Target will not be included unless it can be established in a manner satisfactory to Agent based on financial statements of the Prior Target prepared in accordance with GAAP without adjustment for expense or other charges that will be eliminated after the acquisition; provided that, for the four (4) Fiscal Quarter period beginning with the Fiscal Quarter immediately subsequent to the                      Acquisition Date, the EBITDA of                      may be included based on financial statements of                      prepared in accordance with GAAP with adjustment for expenses or other charges that will be eliminated in conjunction with the acquisition in an amount up to but not exceeding the Unused Expense Credit; provided further that, each adjustment for expenses or other charges included in the EBITDA of                        , as permitted by the foregoing proviso, shall constitute a representation and warranty by the Parent that such expenses and charges will be eliminated in conjunction with the acquisition by the                                  Purchaser of certain assets of                              and (ii) if such Prior Target has become a Restricted Subsidiary, then in calculating its pro forma EBITDA, any income which could not be distributed to its parent as a result of restrictions arising under governing documents, agreement, applicable law or otherwise shall not be included.

“Acquisition Date” means the date on which the                          Purchaser acquires certain assets of                                 .

“Unused Expense Credit” means for the (a) Fiscal Quarter immediately subsequent to the                          Acquisition Date, Three Million Eight Hundred Thousand Dollars ($3,800,000), (b) second Fiscal Quarter after the                          Acquisition Date, Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000), (c) third Fiscal Quarter after the                          Acquisition Date, One Million Nine Hundred Thousand Dollars ($1,900,000), (d) fourth Fiscal

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Quarter after the                                  Acquisition Date, Nine Hundred Fifty Thousand Dollars ($950,000), and (e) fifth Fiscal Quarter after the                              Acquisition Date and each Fiscal Quarter thereafter, zero Dollars ($0).

Section 2.16. Amendment to Section 11.6 – Managed Care Contracts. Section 11.6 of the Agreement is amended in its entirety to read as follows:

Section 11.6 Managed Care Contracts. Without the prior written consent of the Required Banks, which shall not be unreasonably withheld, Parent will not at any time permit the gross revenue of Parent and its Subsidiaries, determined in conformity with GAAP as of any month and calculated for the immediately preceding twelve (12) month period, generated during such twelve (12) month period from (a) contracts providing exclusively for managed care plus (b) the managed care portions of contracts providing for Employee Assistance Programs and managed care to exceed in the aggregate twenty-five percent (25%) of total gross revenue of Parent and its Subsidiaries generated during such twelve (12) month period, determined in conformity with GAAP.

Section 2.17. Amendment to Section 13.8 – Agent Fee. Section 13.8 of the Agreement is amended in its entirety to read as follows:

Section 13.8 Agent Fee. Parent and Borrower, jointly and severally, agree to pay to Chase the administrative fee described in the certain amendment fee letter dated April 15, 2004 among Parent, Borrower, J.P. Morgan Securities Inc., and Chase.

Section 2.18. Amendment to Section 14.11 – Amendments. The first sentence of Section 14.11 of the Agreement is amended in its entirety to read as follows:

No amendment or waiver of any provision of any Loan Document to which Borrower or Parent is a party, nor any consent to any departure by Borrower or Parent therefrom, shall in any event be effective: (a) unless pursuant to an Increased Commitment Supplement executed in accordance with the terms and conditions thereof and Section 2.6(b) which only needs to be signed by Borrower, Parent, Agent and the Banks increasing or providing new Revolving Commitments thereunder and (b), in the case of this Agreement, and any circumstance other than as described in clause (a) preceding; unless the same shall be agreed or consented to by Required Banks, Parent and Borrower and in the case of any other Loan Document, unless the same shall be agreed or consented to by Agent acting with the consent of the Required Banks and the other parties thereto.

Section 2.19. Amendment to Exhibit C – Compliance Certificate. Exhibit C to the Agreement is amended in its entirety to read as set forth on Exhibit A attached hereto.

Section 2.20. Amendment to Exhibit D – Increased Commitment Supplement. Exhibit D to the Agreement is amended in its entirety to read as set forth on Exhibit B attached hereto.

Section 2.21. Amendment to Schedules 1.1(a), 8.6, 8.14, 8.14A, 10.1, 10.2 and 10.5 – Revolving Commitments, Rights in Properties; Liens, List of Subsidiaries, Organizational Chart, Debt, Existing Liens and Existing Investments. Schedules 1.1(a), 8.6, 8.14, 8.14A, 10.1, 10.2 and 10.5 to the Agreement are amended in their respective entireties as set forth on Schedules 1.1(a), 8.6, 8.14, 8.14A, 10.1, 10.2 and 10.5, respectively, attached hereto.

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ARTICLE III.

Addition of KeyBank National Association

Section 3.1. Added Banks. KeyBank National Association (“Added Bank”) agrees that its Revolving Commitment shall be equal to the amount set forth opposite its name on Schedule 1.1(a) to the Agreement after giving effect to this Amendment. Added Bank (a) represents and warrants to the Agent that it is legally authorized to enter into the Agreement, (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Agreement, (c) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents, (d) confirms that, upon the approval of the Agent and the Borrower, it is an Eligible Assignee, (e) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (f) agrees that it is a “Bank” under the Agreement and will perform in accordance with their terms all obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Bank.

Section 3.2. Advances and Adjustments. On the date hereof, the aggregate amount of the Revolving Commitments under the Agreement are being increased pursuant to this Amendment but not all Banks are providing their Commitment Percentage (determined under the Agreement prior to giving effect to this Amendment) of the amount of the increase. As a result, the Loans outstanding under the Agreement (prior to giving effect to this Amendment) which are continued hereunder will not be held pro rata by the Banks in accordance with the Commitment Percentages determined thereunder. To remedy the forgoing, on the date hereof, the Banks shall make advances among themselves so that after giving effect thereto the Loans will be held by the Banks, pro rata in accordance with the Commitment Percentages (after giving effect to this Amendment). The advances made on the date hereof under this Section 3.2 by each Bank whose Commitment Percentage has increased (as compared to its Commitment Percentage under the Agreement prior to giving effect to this Amendment) shall be deemed to be a purchase of a corresponding amount of the Loans of the Bank or Banks whose Commitment Percentages have decreased (as compared to the Commitment Percentages under the Agreement prior to giving effect to this Amendment). The advances made under this Section 3.2 shall be Base Rate Accounts made under each Bank’s Revolving Commitment.

Section 3.3. Address for Notices. For purposes of Section 14.13 of the Agreement, the “Address for Notices” for Added Bank is as set forth below its name on the signature pages hereof.

ARTICLE IV.

Conditions Precedent

Section 4.1. Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

(i) Upfront Fee. Payment of the upfront fee required by Section 5.6 of this Amendment;

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 11

(ii) Revolving Notes. New Revolving Notes duly executed by the Borrower in favor of each Bank (including, Added Bank) in the amount of such Bank’s Revolving Commitment as set forth on Schedule 1.1(a) of the Agreement after giving effect to this Amendment;

(iii) Resolutions. Resolutions of the Board of Directors of Parent and each Subsidiary certified by its Secretary or an Assistant Secretary which authorize the increase in the Revolving Commitments and such entity’s execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

(iv) Articles of Incorporation. The articles of incorporation of Parent and each Subsidiary certified by the Secretary of State of the state of its incorporation (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date or, if applicable, a certification that such articles of incorporation have not changed since the certified copies delivered under the Existing Credit Agreement or Original Credit Agreement;

(v) Bylaws. The bylaws of Parent and each Subsidiary certified by its Secretary or an Assistant Secretary or, if applicable, a certification that such bylaws have not changed since the certified copies delivered under the Existing Credit Agreement or Original Credit Agreement;

(vi) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Parent and each Subsidiary as to its existence and good standing, all dated a current date; and

(vii) Additional Information. Such additional documentation, approvals, opinions, and information as Agent or its legal counsel Jenkens & Gilchrist, a Professional Corporation, may request;

(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(c) No Default shall have occurred and be continuing; and

(d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel Jenkens & Gilchrist, a Professional Corporation.

ARTICLE V.

Miscellaneous

Section 5.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 12

Section 5.2. Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default exists; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; and (c) the execution, delivery, and performance of this Amendment has been duly authorized by all necessary action on the part of Parent, Borrower, and each Obligated Party and does not and will not (i) violate any provision of law applicable to the Borrower, the Parent, or any Obligated Party, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of the Borrower, the Parent, or any Obligated Party or any order, judgment, or decree of any court or agency of government binding upon the Borrower, the Parent, or any Obligated Party, (ii) conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any material contractual obligation of the Borrower, the Parent, or any Obligated Party, (iii) result in or require the creation or imposition of any material lien upon any of the assets of the Borrower, the Parent, or any Obligated Party, or (iv) require any approval or consent of any Person under any material contractual obligation of the Borrower, the Parent, or any Obligated Party.

IN ADDITION, TO INDUCE THE AGENT AND THE BANKS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER, THE PARENT, AND EACH OBLIGATED PARTY (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND

(b) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER OR ANY OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 5.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them.

Section 5.4. Reference to Agreement. Each of the Loan Documents, including the Agreement, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.5. Expenses of Agent. As provided in the Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Agent’s legal counsel.

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 13

Section 5.6. Upfront Fee. The Parent and the Borrower, jointly and severally, agree to pay to the Banks the upfront fee described in the certain amendment fee letter dated April 15, 2004 among Parent, Borrower, J.P. Morgan Securities Inc., and Chase.

Section 5.7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.8. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Section 5.9. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, each Bank and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

Section 5.10. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 5.11. Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.12. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.13. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

PARENT AND BORROWER:

HORIZON HEALTH CORPORATION
HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:	/s/ Ronald C. Drabik
Name:	Ronald C. Drabik, CFO
Authorized Officer for both Parent and Borrower

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 14

AGENT AND BANKS:

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, who was successor-in - interest by merger to the Chase Bank of Texas, National Association who was formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION), individually as a Bank, as Agent, and as Issuing Bank

By:	/s/ Brian McDougal
Name:	Brian McDougal, Vice President
Title:	JPMorgan Chase Bank

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Daniel H. Penkar
Daniel H. Penkar, Senior Vice President

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

By:	/s/ Robert Clouse
Robert Clouse, Vice President

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 15

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joanne K. Bramanti
Joanne K. Bramanti, Senior Vice President

Address for Notices:

Mail Address:

8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225
Attention: Joanne Bramanti
Fax No.: (214) 414-2623
Telephone No.: (214) 414-2576

Lending Office for Base Rate Accounts and Eurodollar Accounts:

8117 Preston Road, Suite 440
Preston Commons West Tower
Dallas, Texas 75225
Attention: Joanne Bramanti
Fax No.: (214) 414-2623
Telephone No.: (214) 414-2576

127 Public Square, OH-01-27-0847
Cleveland, OH 44114
Attention: Kristina Morales; Sandy Wilder
Fax No.: (216) 689-5962
Telephone No.: (216) 689-4448; (216) 689-4456

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 16

OBLIGATED PARTY CONSENT

Each Obligated Party (i) consents and agrees to this Seventh Amendment to Second Amended and Restated Credit Agreement; (ii) agrees that the Guaranty, Subsidiary Security Agreement, and the Subsidiary Pledge Agreement to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of such Obligated Party enforceable against it in accordance with its terms; (iii) agrees that the “Obligations” as defined in the Agreement as amended hereby (including, without limitation, all obligations, indebtedness, and liabilities arising in connection with the Letters of Credit and the increase in the Revolving Commitments contemplated hereby) are “Obligations” as defined in the Guaranty; and (iv) agrees that any reference to the “Borrower” in the Guaranty, Subsidiary Security Agreement or Subsidiary Pledge Agreement shall mean Horizon Mental Health Management, Inc. as the “Borrower” hereunder successor by assumption to the obligations of the Parent.

OBLIGATED PARTIES:

MENTAL HEALTH OUTCOMES, INC.
SPECIALTY REHAB MANAGEMENT, INC.
HHMC PARTNERS, INC.
HORIZON BEHAVIORAL SERVICES, INC.
FLORIDA PSYCHIATRIC ASSOCIATES, LLC
HORIZON BEHAVIORAL SERVICES OF FLORIDA, LLC
FPMBH OF TEXAS, INC.
HMHM OF TENNESSEE, INC.
OCCUPATIONAL HEALTH CONSULTANTS OF AMERICA, LLC
EMPLOYEE ASSISTANCE SERVICES, INC.
HORIZON BEHAVIORAL SERVICES IPA, INC.
HORIZON BEHAVIORAL SERVICES OF NEW JERSEY, INC.
HORIZON BEHAVIORAL SERVICES OF NEW YORK, INC.
PROCARE ONE NURSES, LLC
EMPLOYEE ASSISTANCE PROGRAMS INTERNATIONAL, LLC
HHC INDIANA, INC.

By:	/s/ Ronald C. Drabik
Name:	Ronald C. Drabik, Chief Financial Officer
Authorized Officer for each Obligated Party

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 17

EXHIBIT A

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Compliance Certificate

EXHIBIT A, Cover Page

COMPLIANCE CERTIFICATE

for the

Fiscal Quarter ending                      ,

To:	JPMorgan Chase Bank
P.O. Box 660197
Dallas, Texas 75266-0197
Fax No.: (972) 888-7837
Telephone No.: (972) 888-7802
	Attention:	Brian McDougal
Allen King

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 9.1(c) of that certain Second Amended and Restated Credit Agreement (as amended, the “Agreement”) dated as of May 23, 2002, among the Horizon Health Corporation (“Parent”), Horizon Mental Health Management, Inc. (“Borrower”), the banks and lending institutions named therein (the “Banks”) and JPMorgan Chase Bank, as agent for the Banks (“Agent”). All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, as an authorized financial officer of Parent, and not individually, does hereby certify to the Agents and the Banks that:

1. DEFAULT.

No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit A the nature thereof and the steps taken or proposed to remedy such Default.

2. SECTION 9.1—Financial Statements and Records
(a) Annual audited financial statements of Parent and the Subsidiaries on or before ninety (90) days after the end of each Fiscal Year.			Yes	No	N/A
(b) Quarterly unaudited financial statements of Parent and the Subsidiaries within forty-five (45) days after the end of each Fiscal Quarter			Yes	No	N/A
(c) Financial Projections of Parent and Subsidiaries within forty-five (45) days after the beginning of each Fiscal Year.			Yes	No	N/A

3. SECTION 9.10(d) – Insignificant Subsidiaries
EBITDA for the Insignificant Subsidiaries for the most recently completed four Fiscal Quarter period not to exceed:		$250,000
Actual EBITDA for the Insignificant Subsidiaries for the most recently completed four Fiscal Quarter period:	$		Yes		No

Compliance Certificate, Page 1

4. SECTION 9.10(e) — Restricted Subsidiaries
EBITDA for the Restricted Subsidiaries for the most recently completed four Fiscal Quarter period not to exceed 10% of line 12(f):	$
Actual EBITDA for the Restricted Subsidiaries for the most recently completed four Fiscal Quarter period:	$		Yes	No

5. SECTION 10.1 — Debt
(a) Purchase money not to exceed:		$500,000
Actual Outstanding:	$		Yes	No
(b) Guarantees of surety, appeal bonds, etc. not to exceed:		$1,000,000
Actual Outstanding:	$		Yes	No
(c) Aggregate Debt of newly acquired or merged Subsidiaries not to exceed:		$1,000,000
Actual Outstanding:	$		Yes	No
(d) Other Debt not to exceed:		$250,000
Actual Outstanding:	$		Yes	No

6. SECTION 10.4—Restrictions on Dividends and other Distributions

The total aggregate amount of redemptions or repurchases exercised by employees and directors in connection with the exercise by such Person of stock options granted to such Person under Parent’s benefit programs shall not exceed:

During the Fiscal Year ending August 31, 2004		$2,000,000
During any Fiscal Year thereafter		$1,000,000
Actual Expended:	$		Yes	No
Aggregate amount paid by Parent for repurchases of shares of its stock on the open market or through privately negotiated transactions during the period from August 29, 2003 through the Revolving Termination Date shall not exceed:		$7,500,000
Actual Expended:	$		Yes	No

7. SECTION 10.5 – Investments
(a) Aggregate amount of loans to physicians employed by a Subsidiary not to exceed (calculated net of bad debt reserve):		$500,000
Actual Outstanding:	$		Yes	No
(b) Aggregate amount of investments in or contributions to wholly owned Subsidiaries not to exceed:		$250,000
Actual Outstanding:	$		Yes	No

Compliance Certificate, Page 2

(c) Gross aggregate amount of loans, advances, and investments in or contributions to Valley Rehabilitation Hospital, LLP not to exceed:		$1,500,000

Actual Aggregate Amount:	$		Yes	No

(d) Aggregate amount of investments in HBS CA not to exceed the lesser of $1,500,000 or the minimum amount for compliance with minimum net worth requirements under Knox Keene Act:	$

Actual Aggregate Amount:	$		Yes	No

(e) Aggregate amount of investments in Insights in addition to the Purchase Price paid for Insights not to exceed:		$1,000,000
Actual Aggregate Amount:	$		Yes	No

8. SECTION 10.8—Asset Dispositions

(a) Aggregate book value of assets disposed during any 12-month period not to exceed:		$500,000
(b) Total book value of asset dispositions for 12-month period most recently ending:	$		Yes	No

9. SECTION 10.11 – Prepayment of Debt

(a) Aggregate amount of Debt, other than the Obligations, prepaid or optionally redeemed during period from the Closing Date to the Termination Date not to exceed:		$300,000
(b) Total amount of Debt, other than the Obligations, prepaid or optionally redeemed:	$		Yes	No

10. SECTION 11.1 – Consolidated Net Worth

(a) Base Consolidated Net Worth		$55,635,045

(b)    The lesser of (i) $500,000 or (ii) aggregate amount of non-cash losses attributable to impairment of goodwill and incurred and reported on Parent’s 8/31/02 financial statement for such fiscal year which have resulted from Parent’s compliance with statement number 142 of FASB

	$
(c) Cumulative positive Net Income since 5/31/03 Fiscal Quarter end	$
(d) 50% of 10(c)	$
(e) Aggregate amount of net cash proceeds or other Capital Contribution to Parent since 5/31/03	$

(f)     the lesser of $7,500,000 or the aggregate amount paid by Parent for its repurchase of shares of its stock on the open market or through privately negotiated transactions pursuant to clause (iv) of Section 10.4

	$

Compliance Certificate, Page 3

(g) Required Consolidated Net Worth: 10(a)minus 10(b) plus 10(d) plus 10(e) minus 10(f)	$
(h) Actual Consolidated Net Worth	$		Yes	No

11. SECTION 11.2 – Indebtedness to Capitalization
(a) Debt for borrowed money	$
(b) Debt evidenced by bonds, notes, etc.	$
(c) Capital Lease Obligations	$
(d) Reimbursement obligations for letters of credit	$
(e) Sum of 11(a) through 11(d)	$
(f) Actual Consolidated Net Worth (from Section 11.1)	$
(g) 11(e) plus 11(f)	$
(h) 11(f) : 11 (g) =		:1.00
(i) Maximum Indebtedness to Capitalization

(i) for the period beginning on May 4, 2004 and continuing through and including November 30, 2004		.55:1.00	Yes	No
(ii) for the period beginning on December 1, 2004 and continuing thereafter		.50:1.00	Yes	No

12. Section 11.3 – Fixed Charge Coverage
(a) Parent and the Subsidiaries’ Consolidated Net Income for last four Fiscal Quarters (from Schedule 1)	$
(b) Plus provisions for tax	$
(c) less benefit from tax	$
(d) Plus interest expense	$
(e) Plus amortization and depreciation	$
(f) Parent and the Subsidiaries’ EBITDA: (12(a) plus 12(b) minus 12(c) plus 12(d) plus 12 (e))	$
(g) provisions for taxes	$
(h) plus benefit from taxes	$
(i) minus cash dividends and other distributions made on account of the Parent’s capital stock	$

(j)     aggregate amount of non-cash losses which have not already been excluded in determining Consolidated Net Income and which are attributable to impairment of Parent’s goodwill incurred and reported by Parent on its financial statements which have resulted from Parent’s compliance with statement number 142 of FASB

$
(k) Cash Flow (12(f) plus 12(h) minus 12(g) minus 12(i) plus 12(j))	$

Compliance Certificate, Page 4

(l) Fixed Charges
(i) Cash interest expense for last four Fiscal Quarters	$

(ii)    as of each date of determination (A) prior to the Revolving Termination Date, the lesser of (1) one-fifth of the outstanding balance of Loans and (2) $7,500,000 and (B) on and after the Revolving Termination Date, current maturities of long term debt reflected on Parent’s consolidated balance sheet, excluding 2/3 of the final principal installment due on the Termination Date

$ $ $ $
(iii) Aggregate amount of Capital Expenditures for last four Fiscal Quarters
(iv) Payments made pursuant to Capital Lease Obligations for last four Fiscal Quarters
(v) Sum of 12(l)(i) through (iv)
(m) Actual Fixed Charge Coverage (12(k) : 12(l)(v))=		:1.00
(n) Minimum Fixed Charge Coverage		1.20:1.00	Yes	No

13. SECTION 11.4 – Indebtedness to Adjusted EBITDA
(a) Indebtedness (from 11(e))	$
(b) Actual EBITDA (from 12(f))	$
(c) Goodwill Impairment (from 12(j))	$

(d)    Prior Period/Prior Target EBITDA; provided that, (i) the EBITDA for a Prior Target will not be included unless it can be established in a manner satisfactory to Agent based on financial statements of the Prior Target prepared in accordance with GAAP without adjustment for expense or other charges that will be eliminated after the acquisition; provided that, for the four (4) Fiscal Quarter period beginning with the Fiscal Quarter immediately subsequent to the                          Acquisition Date, the EBITDA of                                                       may be included based on financial statements of                                  prepared in accordance with GAAP with adjustment for expense or other charges that will be eliminated after the acquisition in an amount up to but not exceeding the Unused Expense Credit; and (ii) if such Prior Target has become a Restricted Subsidiary, then in calculating its pro forma EBITDA, any income which could not be distributed to its parent as a result of restrictions arising under governing documents, agreement, applicable law or otherwise shall not be included

$
(e) Adjusted EBITDA (13(b) plus 13(c) plus 13(d))	$
(f) 13(a) : 13(e)		:1.00

Compliance Certificate, Page 5

(g) Maximum Indebtedness to Adjusted EBITDA allowed by Credit Agreement
(i) for the 4 Fiscal Quarter period ended May 31, 2004, August 31, 2004 and November 30, 2004		3.00:1.00	Yes	No
(ii) for the 4 Fiscal Quarter period ended February 28, 2005 and May 31, 2005		2.75:1.00	Yes	No
(iii) for each 4 Fiscal Quarter period ended after May 31, 2005 or for each 4 Fiscal Quarter period ended on the date notice is given to Agent of such election and thereafter		2.50:1.00	Yes	No

14. SECTION 11.6 – Managed Care Contracts
(a) Gross revenue during the immediately preceding 12 month period from contracts providing exclusively for managed care	$
(b) Gross revenue during the immediately preceding 12 month period from the managed care portions of contracts providing for EAS and managed care	$
(c) Total Managed Care Gross Revenue (14(a) plus (14(b))	$
(d) Total Gross Revenue during such 12 month period	$
(e) 25% of 14(d)	$
(f) Maximum Permitted Gross Revenue from Managed Care Contracts		14(c) > 14(e)	Yes	No

15.	ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

16.	FINANCIAL STATEMENTS

The unaudited financial statements attached hereto were prepared in accordance with GAAP (excluding footnotes) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

17.	CONFLICT

In the event of any conflict between the definitions or covenants contained in the Credit Agreement and as they may be interpreted or abbreviated in the Compliance Certificate, the Credit Agreement shall control.

18.	REPRESENTATION AND WARRANTY

The undersigned, as an authorized financial officer of Parent, and not individually, does hereby represent and warrant to the Agents and the Banks that the expenses or other charges excluded from the calculation of the EBITDA of                                                           as permitted by Section 11.4 of the Credit Agreement will be or have been eliminated in conjunction with the acquisition by the                          Purchaser of certain assets of                                                  .

Compliance Certificate, Page 6

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this              day of                         ,             .

HORIZON HEALTH CORPORATION

By:
Name:
Title:

Compliance Certificate, Page 7

Schedule 1

to

Compliance Certificate

Parent Consolidated Net Income

for period                          to

1. GAAP for Parent (the “Subject Person”) excluding the following consolidated net income	$
(a) extraordinary gains or losses or nonrecurring revenue or expenses		__________
(b) gains on sale of securities		__________
(c) losses on sale of securities		__________
(d) any gains or losses in respect of the write-up of any asset at greater than original cost or write-down at less than original cost;		__________
(e) any gains or losses realized upon the sale or other disposition of property, plant, equipment or intangible assets which is not sold or otherwise disposed of in the ordinary course of business;		__________
(f) any gains or losses from the disposal of a discontinued business;		__________
(g) any net gains or losses arising from the extinguishment of any debt;		__________

(h)    any restoration to income of any contingency reserve for long term asset or long term liabilities, except to the extent that provision for such reserve was made out of income accrued during such period;

__________
(i) the cumulative effect of any change in an accounting principle on income of prior periods;
(j) any deferred credit representing the excess of equity in any acquired company or assets at the date of acquisition over the cost of the investment in such company or asset;		__________
(k) the income from any sale of assets in which the book value of such assets prior to their sale had been the book value inherited;		__________

(l)     the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

__________

Schedule 1 to Compliance Certificate, Page 1

(m)   the income (or loss) of any Restricted Subsidiary; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Restricted Subsidiary when actually received in cash by the Parent in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Parent or any of its Subsidiaries in such Restricted Subsidiaries for the purpose of funding any deficit or loss of such Restricted Subsidiary;

(n)    the income of any subsidiaries to the extent the payment of such income in the form of a distribution or repayment of any Debt to the Subject Person or a Subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

(o) any reduction in or addition to income tax expense resulting from an increase or decrease in a deferred income tax asset due to the anticipation of future income tax benefits;

(p)    any reduction in or addition to income tax expense due to the change in a statutory tax rate resulting in an increase or decrease in a deferred income tax asset or in a deferred income tax liability;

(q)    any gains or losses attributable to returned surplus assets of any pension-benefit plan or any pension credit attributable to the excess of (i) the return on pension-plan assets over (ii) the pension obligation’s service cost and interest cost;

(r) the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition; and

(s)    the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a subsidiary prior to the date such Person became a subsidiary or was merged into or consolidated with the Subject Person or a subsidiary.

TOTAL:	$

Schedule 1 to Compliance Certificate, Page 2

EXHIBIT B

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Increased Commitment Supplement

Exhibit B, Cover Page

INCREASED COMMITMENT SUPPLEMENT

This INCREASED COMMITMENT SUPPLEMENT (this “Supplement”) is dated as of                     , 200     and entered into by and among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (“Parent”), HORIZON MENTAL HEALTH MANAGEMENT, INC., a corporation duly organized and validly existing under the laws of the State of Texas (“Borrower”), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a “Bank” and, collectively, the “Banks”) and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, who was the successor in interest by merger to the Chase Bank of Texas, National Association, who was formerly known as Texas Commerce Bank National Association), individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the “Agent”) and is made with reference to that certain Second Amended and Restated Credit Agreement dated as of May 23, 2002, (as amended, the “Credit Agreement”), by and among the Parent, the Borrower, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.6(b) of the Credit Agreement, the Borrower and the Banks are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Revolving Commitments;

WHEREAS, each Bank [party hereto and already a party to the Credit Agreement] wishes to increase its Revolving Commitments [, and each Bank, to the extent not already a Bank party to the Credit Agreement (herein a “New Bank”), wishes to become a Bank party to the Credit Agreement];1

WHEREAS, the Banks are willing to agree to supplement the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Bank severally agrees that its Revolving Commitment shall be increased to [or in the case of a New Bank, shall be] the amount set forth opposite its name on the signature pages hereof.

Section 2. [New Banks. Each New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered under Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it has met the requirements to be an assignee under Section 14.8(c) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it is a “Bank” under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches executed counterparts of any U.S. Internal Revenue Service or other forms required under Section 5.10.]

[1]	Bracketed alternatives should be included if there are New Banks.

Increased Commitment Supplement, Page 1

Section 3. New Notes. Borrower agrees to execute and deliver to each Bank a new Revolving Note in the amount of such Bank’s Revolving Commitment after giving effect to this Supplement, each such Revolving Note payable to a Bank already party to the Credit Agreement to be delivered in modification of, but not in extinguishment of the indebtedness evidenced by, the Revolving Note previously payable to such Bank (each herein a “Prior Note”). Each of the parties hereto hereby acknowledges and agrees that each such new Revolving Note is a Revolving Note for all purposes under the Credit Agreement and the other Loan Documents and that the loans evidenced by such Revolving Notes shall constitute Loans for all purposes under the Credit Agreement and the other Loan Documents. Each Bank agrees to return to Borrower the Prior Note payable to such Bank (if any) upon its receipt of a new Revolving Note under the terms of this Section 3.

Section 4. Conditions to Effectiveness. Section 1 and 2 of this Supplement shall become effective only upon the satisfaction of the condition precedent that the Agent shall have received on or before the effective date hereof (the “Effective Date”) all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

(a) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Supplement and the Revolving Notes executed pursuant hereto or a certification that the resolutions have not changed since the certified copies were delivered at closing;

(b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the name of each officer of Borrower who is authorized to sign this Supplement and the Revolving Notes executed pursuant hereto (including the certificates contemplated herein) together with specimen signatures of each such officer;

(c) Certificate of Incorporation. The certificate of incorporation of Borrower certified by the Secretary of State of the state of incorporation of Borrower and dated a current date or a certification that the certificate of incorporation has not changed since the certified copies were delivered at closing;

(d) Bylaws. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower or a certification that the bylaws have not changed since the certified copies were delivered at closing;

(e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower, each dated a current date;

(f) Revolving Notes. The Revolving Notes required to be executed by Borrower pursuant hereto; and

(g) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorney’s fees) referred to in Section 14.1 of the Credit Agreement, to the extent incurred, shall have been paid in full by the Borrower.

Section 5. Representations and Warranties. In order to induce the Banks to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, Borrower and Parent each represent and warrant to Agent and each Bank that (a) this Supplement and the Revolving Notes

Increased Commitment Supplement, Page 2

executed pursuant hereto are Loan Documents as defined in the Credit Agreement; (b) the representations and warranties of Borrower and Parent contained in Article VIII of the Credit Agreement are true and correct; provided, however, that the reference in Section 8.2 of the Credit Agreement, to financial statements will be deemed for purposes of this Supplement to refer to the most recent year end and interim financial statements delivered to Agent pursuant to Section 9.1 of the Credit Agreement; (c) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default; and (d) AS OF THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH, IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS SUPPLEMENT. PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY (BY ITS EXECUTION OF THIS AGREEMENT BELOW), REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. TO INDUCE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT, PARENT, BORROWER AND EACH OTHER OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES AGENT AND THE BANKS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH PARENT, BORROWER OR ANY OTHER OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE CLOSING DATE AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 6. Effect of Supplement. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Parent, the Agent, and the Banks party hereto agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 7. Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 14.1 of the Credit Agreement incurred by the Agent and its counsel with respect to this Supplement and the documents and transactions contemplated hereby shall be for the account of Borrower.

Section 8. Applicable Law. This Agreement and the Revolving Notes executed pursuant hereto shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 9. Counterparts, Effectiveness. This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate

Increased Commitment Supplement, Page 3

counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Borrower, Parent, the Banks and receipt by Borrower and the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10. ENTIRE AGREEMENT. THIS SUPPLEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS SUPPLEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS SUPPLEMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 11. Survival. All representations and warranties made in this Supplement or any other Loan Document including any Loan Document furnished in connection with this Supplement shall survive the execution and delivery of this supplement and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HORIZON HEALTH CORPORATION
HORIZON MENTAL HEALTH MANAGEMENT, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, who was successor in interest by merger to the Chase Bank of Texas, National Association who was formerly know as Texas Commerce Bank National Association), individually as a Bank and as Agent

By:
Name:
Title:

Increased Commitment Supplement, Page 4

New Total Revolving Commitment:	[BANK],
$
By:
Name:
Title:

New Total Revolving Commitment:	[NEW BANK],
$
By:
Name:
Title:

Increased Commitment Supplement, Page 5

SCHEDULE 1.1(a)

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Revolving Commitments

BANK	AMOUNT
1. JPMorgan Chase Bank	$23,333,333.34
2. Bank of America, National Association	$23,333,333.33
3. Wells Fargo Bank Texas, National Association	$23,333,333.33
4. KeyBank National Association	$20,000,000.00

Total	$90,000,000.00

Schedule	1.1(a), Solo Page

SCHEDULE 8.6

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Rights in Properties; Liens

Owned Locations:

Name of Obligated Party	Street Address	City	State	Zip Code
Horizon Health Corporation	1500 Waters Ridge Drive	Lewisville	Texas	75057
Horizon Health Corporation	1550 Waters Ridge Drive	Lewisville	Texas	75057
HHC Indiana, Inc.	1800 N. Oak Road	Plymouth	Indiana	46563

Real Property Descriptions:

Description for 1500 Waters Ridge Drive, Lewisville, Texas 75057

Being Lot 2D, in Block B, of WATERS RIDGE ADDITION, PHASE 1, an Addition to the City of Lewisville, Denton County, Texas, according to the Map thereof recorded in Cabinet L, Page 365, of the Plat Records of Denton County, Texas.

Description for 1550 Waters Ridge Drive, Lewisville, Texas 75057

Being Lot 2C, in Block B, of WATERS RIDGE ADDITION, PHASE 1, an Addition to the City of Lewisville, Denton County, Texas, according to the Map thereof recorded in Cabinet L, Page 365, of the Plat Records of Denton County, Texas.

Description for 1800 N. Oak road, Plymouth, Indiana 46563

Beginning Five Hundred Fifty-six and zero hundredths (556.00’) feet North 0°00’00” East (record bearing) of the Southwest corner of the Northwest Quarter (NW 1/4) of Section 32, Township 34 North, Range 2 East, City of Plymouth, Marshall County, Indiana, on the West line of said Northwest Quarter (NW 1/4) (centerline of North Oak Road); thence South 65°37’54” East One Hundred Twenty-six and forty-seven hundredths (126.47’) feet; thence North 90°00’00” East One thousand and sixty-four hundredths (1000.64’) feet to the Southwesterly line of the Nickel Plate railroad right-of-way; thence North 46°18’15” West Eight Hundred Seventy-one and fifty-eight hundredths (871.58’) feet along said Southwesterly railroad right-of-way line; thence North 89°59’29” West Four Hundred Eighty-five and sixty-eight hundredths (485.68’) feet to said West line of the Northwest Quarter (NW 1/4) (centerline of North Oak Road); thence South 0°00’00” West Five Hundred Fifty and zero hundredths (550.00’) feet along said West line of the Northwest Quarter (NW 1/4) to the point of beginning, all in the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of Section 32, Township 34 North, Range 2 East, City of Plymouth, Marshall County, Indiana.

Schedule 8.6, Solo Page

SCHEDULE 8.14

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

List of Subsidiaries

I. FIRST TIER SUBSIDIARIES

	Subsidiary	Parent	% Ownership	Type	Jurisdiction	Type	Equity Authorized	Equity Issued and Outstanding
1.	Specialty Rehab Management, Inc.	Parent	100%	Corporation	Delaware	Common stock $.01 par value	10,000	9,494
2.	Horizon Mental Health Management, Inc. (“Borrower”)	Parent	100%	Corporation	Texas	Common stock $.01 par value	1,000	1,000
3.	Horizon Behavioral Services, Inc. (“HBS”)	Parent	100%	Corporation	Delaware	Common stock $.01 par value	1,000	1,000
4.	ProCare One Nurses, LLC	Parent	100%	Limited liability company	Delaware	Membership Interest	N/A	N/A

SECOND TIER SUBSIDIARIES
5.	HHMC Partners, Inc. (“HHMC”)	Borrower	100%	Corporation	Delaware	Common stock $.10 par value	10,000	1,000
6.	Mental Health Outcomes, Inc.	Borrower	100%	Corporation	Delaware	Common stock $.01 par value	10,000	1,000

Schedule 8.14, Page 1

	Subsidiary	Parent	% Ownership	Type	Jurisdiction	Type	Equity Authorized	Equity Issued and Outstanding
7.	HMHM of Tennessee, Inc.	Borrower	100%	Corporation	Tennessee	Common stock $.01 par value	10,000	1,000
8.	FPMBH of Texas, Inc. (“Texas”)	HBS	100%	Corporation	Delaware	Common stock $.01 par value	1,000	1,000
9.	Florida Psychiatric Associates, LLC	HBS	100%	Limited liability company	Florida	Membership Interest	N/A	N/A
10.	Horizon Behavioral Services of California, Inc.	HBS	100%	Corporation	California	N/A	10,000	1,000
11.	Occupational Health Consultants of America, LLC (“OHCA”)	HBS	100%	Limited liability company	Tennessee	Membership Interest	N/A	N/A
12.	Horizon Behavioral Services IPA, Inc.	HBS	100%	Corporation	New York	Common stock $.01 par value	200	100
13.	Horizon Behavioral Services of New Jersey, Inc.	HBS	100%	Corporation	New Jersey	Common stock $.01 par value	10,000	1,000
14.	Horizon Behavioral Services of New York, Inc.	HBS	100%	Corporation	New York	Common stock $.01 par value	200	100
15.	HHC Indiana, Inc.	Borrower	100%	Corporation	Indiana	Common stock $1.00 par value	1,000	1,000

Schedule 8.14, Page 2

	Subsidiary	Parent	% Ownership	Type	Jurisdiction	Type	Equity Authorized	Equity Issued and Outstanding
16.	HHC Poplar Springs, Inc.	Borrower	100%	Corporation	Virginia	Common stock $1.00 par value	1,000	1,000
17.	Horizon Behavioral Services of Florida, LLC	HBS	100%	Limited liability company	Florida	Membership Interest	N/A	N/A
18.	Health and Human Resource Center, Inc. d/b/a Integrated Insights	HBS	100%	Corporation	California	Common stock	10,000	1,000
19.	Employee Assistance Programs International, LLC	HBS	100%	Limited liability company	Colorado	Membership Interest	N/A	NA

	II. THIRD TIER SUBSIDIARIES

20.	FPM Behavioral Health Services, Inc.	Texas	100%	Non-Profit Corporation	Delaware	Membership Interest	None	None
21.	AHG Partnership	HHMC	60%	General Partnership	Texas	General partner Interest	N/A	N/A
22.	Employee Assistance Services, Inc.	OHCA	100%	Corporation	Kentucky	Common No par value	2,000	100

The organizational structure of Parent and the Subsidiaries can be graphically depicted as reflected on Schedule 8.14A.

Schedule 8.14, Page 3

SCHEDULE 8.14A

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Organizational Chart

As of May 4, 2004

HORIZON HEALTH CORPORATION
Delaware corporation
100%
PROCARE ONE NURSES, LLC
Delaware LLC
100%
SPECIALTY REHAB MANAGEMENT, INC.
Delaware corporation
100%
HORIZON BEHAVIORAL SERVICES, INC.
Delaware corporation
100%
HORIZON MENTAL HEALTH MANAGEMENT, INC.
Texas corporation
100%
HHC Poplar Springs, Inc.
Virginia corporation
100%
HHC Indiana, Inc.
Indiana corporation
100%
MENTAL HEALTH OUTCOMES, INC.
Delaware corporation
100%
HMHM OF TENNESSEE, INC.
Tennessee corporation
100%
HHMC PARTNERS, INC.
Delaware corporation
60%
AHG PARTNERSHIP
ST. DAVID'S HOSPITAL
40% Ownership by Non-Affiliated Member
100%
FLORIDA PSYCHIATRIC ASSOCIATES, LLC
Florida LLC
100%
HORIZON BEHAVIORAL SERVICES OF NEW JERSEY, INC.
New Jersey corporation
100%
HORIZON BEHAVIORAL SERVICES OF FLORIDA, LLC
Florida LLC
100%
HORIZON BEHAVIORAL SERVICES OF CALIFORNIA, INC.
California corporation
100%
FPMBH OF TEXAS, INC.
Delaware corporation
FPM BEHAVIORAL HEALTH SERVICES, INC.
(non-profit)
Texas corporation
100%
HORIZON BEHAVIORAL SERVICES IPA, INC.
New York corporation
100%
OCCUPATIONAL HEALTH CONSULTANTS OF AMERICA, LLC
Tennessee LLC
100%
EMPLOYEE ASSISTANCE SERVICES, INC.
Kentucky corporation
100%
HORIZON BEHAVIORAL SERVICES OF NEW YORK, INC.
New York corporation
100%
HEALTH AND HUMAN RESOURCE CENTER, INC.
d/b/a Integrated Insights
California corporation
100%
EMPLOYEE ASSISTANCE PROGRAMS INTERNATIONAL, LLC
Colorado LLC

Schedule 8.14A, Solo Page
DALLAS2 1033579v5 12283-00111

SCHEDULE 10.1

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Debt

NONE.

Schedule 10.1, Solo Page

SCHEDULE 10.2

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Existing Liens

NONE.

Schedule 10.2, Solo Page

SCHEDULE 10.5

TO

HORIZON HEALTH CORPORATION

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Existing Investments

NONE.

Schedule 10.5, Solo Page